Exhibit 23

Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2009

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated December 4, 2009, with respect to the consolidated financial statements and schedule included in the Annual Report of Sonic Foundry, Inc. on Form 10-K for the year ended September 30, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sonic Foundry, Inc. on Forms S-3 (File No. 333-37044 effective May 15, 2000, File No. 333-75894 effective August 16, 2002, File No. 333-83340 effective July 17, 2002, File No. 333-98795 effective September 13, 2002, File No. 333-144778 effective September 29, 2004, File No. 333-130612 effective May 10, 2006 and File No. 333-138769 effective December 14, 2006) and on Forms S-8 (File No. 333-75167 effective March 26, 1999, File No. 333-45436 and File No. 333-45438 effective September 8, 2000, File No. 333-73892 effective November 21, 2001, File No. 333-75908 effective December 21, 2001, File No. 333-119000 effective September 15, 2004 and File No. 333-151601 effective June 11, 2008).

/s/ GRANT THORNTON LLP

Madison, Wisconsin

December 4, 2009

71